SPECIAL SHAREHOLDER MEET ING RESULTS

JPMorgan Trust II (“JPM II”) held a special meeting of shareholders on
June 15, 2009 which was adjourned and reconvened on June 22, 2009 with respect to proposals 3d and 3e for the purpose of considering and voting upon the following:

Proposal 1: Election of Trustees
The Trustees were elected by the shareholders of all series of JPM
II, including the Funds. The results of voting were as follows:

Amounts in thousands

William J. Armstrong
In Favor 93,446,447
Withheld 1,022,313
John F. Finn
In Favor 93,441,137
Withheld 1,027,624
Dr. Matthew Goldstein
In Favor 93,513,021
Withheld 955,740
Robert J. Higgins
In Favor 93,455,716
Withheld 1,013,045
Frankie D. Hughes
In Favor 93,502,398
Withheld 966,363
Peter C. Marshall
In Favor 93,503,565
Withheld 965,196
Marilyn McCoy
In Favor 93,509,493
Withheld 959,268
William G. Morton, Jr.
In Favor 93,503,793
Withheld 964,968
Robert A. Oden, Jr.
In Favor 93,513,471
Withheld 955,290
Fergus Reid, III
In Favor 93,503,219
Withheld 965,542
Frederick W. Ruebeck
In Favor 93,445,833
Withheld 1,022,928
James J. Schonbachler
In Favor 93,504,517
Withheld 964,244
Leonard M. Spalding, Jr.
In Favor 93,502,157
Withheld 941,740
Abstained 24,678

Proposal 3d: To approve the replacement of the fundamental
investment objective for each of the Funds with a new nonfundamental investment objective. The proposals were not
approved by shareholders of the Funds and, therefore, each
Fund’s current investment objective did not change. The results of voting were as follows:

Amounts in thousands
Investor Balanced Fund
For 44,834
Against 3,482
Abstain 2,807
Broker Non Votes 64,396
Investor Conservative Growth Fund
For 25,527
Against 2,417
Abstain 1,574
Broker Non Votes 40,209
Investor Growth Fund
For 22,154
Against 1,795
Abstain 1,493
Broker Non Votes 34,117
Investor Growth & Income Fund
For 36,080
Against 4,238
Abstain 2,189
Broker Non Votes 59,700

Proposal 3e: To approve the elimination of fundamental investment restrictions for each of the Funds requiring the Funds to
invest only in other JPMorgan Funds. The proposals were not
approved by shareholders of the Funds and, therefore, each
Fund’s current fundamental investment restriction will not
change. The results of voting were as follows:

Amounts in thousands
Investor Balanced Fund
For 46,460
Against 1,824
Abstain 2,839
Broker Non Votes 64,396
Investor Conservative Growth Fund
For 26,734
Against 969
Abstain 1,815
Broker Non Votes 40,209